                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): OCTOBER 28, 2003


                            VALERO ENERGY CORPORATION
             (Exact name of registrant as specified in its charter)

          DELAWARE                      1-13175                74-1828067
(State or other jurisdiction   (Commission File Number)       (IRS Employer
      of incorporation)                                    Identification No.)

               ONE VALERO PLACE
              SAN ANTONIO, TEXAS                          78212
   (Address of principal executive offices)            (Zip Code)


       Registrant's telephone number, including area code: (210) 370-2000

                         ------------------------------


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ITEM 5.           OTHER EVENTS.

                  On October 28, 2003, Valero Energy Corporation (the "Company") entered into an underwriting agreement for the public offering by Orion Refining Corporation, a Delaware corporation ("Orion"), of an aggregate of 8,460,000 shares of the Company's 2% Mandatory Convertible Preferred Stock, liquidation preference $25 per share (the "Preferred Shares"), which are convertible into shares of the Company's common stock, par value $.01 per share (the "Common Shares" and, together with the Preferred Shares, the "Shares"). The Shares were registered under the Securities Act of 1933, as amended, pursuant to the registration statement (Registration No. 333-106949) of the Company. Closing of the sale of the Shares is scheduled for October 31, 2003.

ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS.

         (c)      Exhibits.

         1.1 Underwriting Agreement dated October 28, 2003 among the Company, Orion and Citigroup Global Markets Inc. and Lehman Brothers Inc., as Underwriters.


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                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    VALERO ENERGY CORPORATION




Date: October 31, 2003                    By: /s/ Jay D. Browning
                                             --------------------------------
                                             Jay D. Browning
                                             Vice President and Secretary


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                                  EXHIBIT INDEX

Number     Exhibit
------     -------
  1.1      Underwriting Agreement dated October 28, 2003 among the Company,
           Orion and Citigroup Global Markets Inc. and Lehman Brothers Inc., as
           Underwriters.


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